UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________________
IMMUNITYBIO, INC.
(Exact name of registrant as specified in its charter)
_____________________________________

Delaware	43-1979754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3530 John Hopkins Court San Diego, California	92121
(Address of principal executive offices)	(Zip Code)
_____________________________________
ImmunityBio, Inc. 2015 Equity Incentive Plan
(Full title of the plan)
_____________________________________
Richard Adcock
Chief Executive Officer and President
ImmunityBio, Inc.
3530 John Hopkins Court
San Diego, California 92121
(844) 696-5235
(Name, address and telephone number, including area code, of agent for service)
_____________________________________
Copies to:

Martin J. Waters	Jason Liljestrom
Wilson Sonsini Goodrich & Rosati, P.C.	General Counsel
12235 El Camino Real	ImmunityBio, Inc.
San Diego, California 92130	3530 John Hopkins Court
(858) 350-2300	San Diego, California 92121
(844) 696-5235
_____________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE PROSPECTUS
This registration statement on Form S-8 (the “Registration Statement”) registers 19,900,000 additional shares of the common stock of ImmunityBio, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2015 Equity Incentive Plan, as amended (the “2015 Plan”).
In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the United States Securities and Exchange Commission (the “Commission”) on July 30, 2015 (File No. 333-205942), August 7, 2019 (File No. 333-233082), and August 10, 2020 (File No. 333-243725), Form S-8 POS on May 21, 2021 (File No. 333-252232), and Form S-8 on June 14, 2022 (File No. 333-265599) (the “Previous Form S-8s”) are incorporated by reference into this Registration Statement.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The Registrant hereby incorporates by reference into this Registration Statement the following documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
(1)our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 19, 2024;
(2)the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023, from our definitive proxy statement relating to our 2024 annual meeting of stockholders, filed with the SEC on April 29, 2024;
(3)the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024, including any amendment or report filed for the purpose of updating such description;
(4)our Quarterly Report on Form 10-Q for the three months ended March 31, 2024 filed with the SEC on May 9, 2024; and
(5)our Current Reports on Form 8-K filed with the SEC on January 2, 2024, February 26, 2024, April 23, 2024 (excluding information furnished thereunder), and June 12, 2024.
All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.
The documents listed below are incorporated by reference or filed with this Registration Statement on Form S-8, in each case as indicated therein (numbered in accordance with Item 601 of Regulation S-K).

Exhibit Number		Incorporated by Reference Herein
	Description	Form	File No.	Exhibit No.	Filing Date

4.1	Specimen Common Stock Certificate.	S-8 POS	333-252232	4.1	May 21, 2021

4.2	Description of Registrant’s Securities.	10-K	001-37507	4.7	March 19, 2024

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto).

24.1*	Power of Attorney (contained on signature page hereto).

99.1#*	ImmunityBio, Inc. 2015 Equity Incentive Plan.

107*	Filing Fee Table.

_______________
*    Filed herewith.
#    Indicates a management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 20, 2024.

IMMUNITYBIO, INC.
Registrant

Date: June 20, 2024	By:	/s/ Richard Adcock
Richard Adcock
Chief Executive Officer
(Principal Executive Officer)

Date: June 20, 2024	By:	/s/ David C. Sachs
David C. Sachs
Chief Financial Officer
(Principal Financial Officer)

Date: June 20, 2024	By:	/s/ Regan J. Lauer
Regan J. Lauer
Chief Accounting Officer
(Principal Accounting Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Adcock, David C. Sachs and Jason Liljestrom, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/officer of ImmunityBio, Inc.), to sign the Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as they, he or she might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Soon-Shiong	Global Chief Scientific and Medical Officer, and Executive Chairman of the Board of Directors	June 20, 2024
Patrick Soon-Shiong

/s/ Richard Adcock	Chief Executive Officer, President and Director (Principal Executive Officer)	June 20, 2024
Richard Adcock

/s/ David C. Sachs	Chief Financial Officer (Principal Financial Officer)	June 20, 2024
David C. Sachs

/s/ Regan J. Lauer	Chief Accounting Officer (Principal Accounting Officer)	June 20, 2024
Regan J. Lauer

/s/ Barry J. Simon	Chief Corporate Affairs Officer and Director	June 20, 2024
Barry J. Simon

/s/ Michael D. Blaszyk	Director	June 20, 2024
Michael D. Blaszyk

/s/ John Owen Brennan	Director	June 20, 2024
John Owen Brennan

/s/ Wesley Clark	Director	June 20, 2024
Wesley Clark

/s/ Cheryl L. Cohen	Director	June 20, 2024
Cheryl L. Cohen

/s/ Linda Maxwell	Director	June 20, 2024
Linda Maxwell

/s/ Christobel Selecky	Director	June 20, 2024
Christobel Selecky